                               AMENDMENT NO. 4 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                        AMERICAN CENTURY INVESTMENT TRUST

         THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 8th day of May, 2002 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999,
March 6, 2001, August 1, 2001 and December 14, 2001;

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to add several new classes;

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add a new Series titled High-Yield Fund.

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended, by deleting the text thereof in its entirety and inserting in lieu therefor the
Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
8th day of May, 2002.

Trustees of the American Century Investment Trust

/s/Albert Eisenstat                                       /s/Kenneth E. Scott
Albert Eisenstat                                          Kenneth E. Scott

/s/Ronald J. Gilson                                      /s/James E. Stowers III
Ronald J. Gilson                                         James E. Stowers III

/s/William M. Lyons                                      /s/Jeanne D. Wohlers
William M. Lyons                                         Jeanne D. Wohlers

/s/Myron S. Scholes                                      /s/Kathryn A. Hall
Myron S. Scholes                                         Kathryn A. Hall

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                       Class                Date of Establishment
------                                       -----                ---------------------

Prime Money Market Fund                     Investor Class           06/13/1993
                                            Advisor Class            06/01/1998
                                            A Class                  05/08/2002
                                            B Class                  05/08/2002
                                            C Class                  05/01/2001
                                            C Class II               05/08/2002

Diversified Bond Fund                       Investor                  08/01/2001
                                            Advisor                   08/01/2001
                                            Institutional             08/01/2001
                                            A Class                   05/08/2002
                                            B Class                   05/08/2002
                                            C Class                   05/08/2002
                                            C Class II                05/08/2002

Premium Money Market Fund                   Investor                  08/01/2001

High-Yield Fund                             Investor                  05/08/2002
                                            Advisor                   05/08/2002
                                            A Class                   05/08/2002
                                            B Class                   05/08/2002
                                            C Class                   05/08/2002
                                            C Class II                05/08/2002

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.